SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): June 12, 2000 (June 12, 2000)
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                       INNOVATIVE CLINICAL SOLUTIONS, LTD.
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             (Exact name of registrant as specified in its charter)

                                    Delaware

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                 (State or other jurisdiction of incorporation)

                               0-27568 65-0617076
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          (Commission File Number) (IRS Employer Identification Number)

               10 Dorrance Street, Suite 400, Providence, RI 02903
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                    (Address of principal executive offices)

                                 (401) 831-6755
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)


Item 5:           Other Events.

     On June 12, 2000, Innovative Clinical Solutions, Ltd. (the "Company") commenced solicitation of the consent of holders (the "Debentureholders") of all of its outstanding $100 million 6.75% convertible debentures due 2003 (the "Debentures"). The Company is seeking the consent of the Debentureholders to the conversion of the Debentures through a voluntary prepackaged plan of reorganization of the Company and its subsidiaries under Chapter 11 of the Bankruptcy Code (the "Recapitalization"). If the Recapitalization is consummated, it will result in the issuance of shares of new common stock to Debentureholders representing 90% of the Company's issued and outstanding capital stock following the Recapitalization. The Company's existing stockholders will receive shares of its new common stock representing 10% of the Company's issued and outstanding new common stock following the Recapitalization. Both the Debentureholders and the existing stockholders ownership percentages will be subject to dilution upon the exercise of stock options representing up to 16% of the fully diluted shares of the Company reserved for issuance to its executive officers and non-employee directors. In order to effect the Recapitalization through this voluntary plan, the Company must receive the consent of (i) holders of at least two-thirds (2/3) of the principal amount of the Debentures that actually vote on the plan and (ii) more than one-half (1/2) of the number of Debentureholders who actually vote on the plan. If the Company receives the requisite consent, the plan must also be confirmed by a U.S. Bankruptcy Court.

     Unless extended, Debentureholders will have until 5:00 p.m. on July 12, 2000 to vote to accept or reject the prepackaged plan of bankruptcy. Once the Company has filed the prepackaged plan with the U.S. Bankruptcy Court, Debentureholders will need to obtain the permission of the Bankruptcy Court to change their votes.

     The Company filed with the Securities and Exchange Commission on Schedule TO a complete description of the Recapitalization and the voluntary prepackaged plan of bankruptcy as well as all of the materials sent to Debentureholders in connection with its consent solicitation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INNOVATIVE CLINICAL SOLUTIONS, LTD




                                By:   /s/ Gary S. Gillheeney
                                         Gary S. Gillheeney
                                         Chief Financial Officer


Date:  June 12, 2000